Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of City Office REIT, Inc. (the “Company”) to be filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony Maretic, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 22, 2024	/s/ Anthony Maretic
Date	Anthony Maretic Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

This written report is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to City Office REIT, Inc. and will be retained by City Office REIT, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.